EXHIBIT 10.41

DDi CORP.

2003 MANAGEMENT EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

Section 1.1    Purpose.  This plan shall be known as the DDi Corp. 2003 Management Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of DDi Corp. (the “Company”) and its Subsidiaries by (i) providing certain officers and employees of the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options and restricted stock may be made under the Plan in accordance with the terms and conditions set forth herein.

ARTICLE II

DEFINITIONS

Section 2.1    Definitions.

“Bank Commitments” has the meaning set forth in Section 5.3.

“Bank Determination Date” has the meaning set forth in Section 7.1.2.

“Board of Directors” and “Board” mean the board of directors of the Company.

“Cause” means the occurrence of one or more of the following events:

(a)    indictment of conviction of any felony (it being understood that if such Participant is not convicted of a felony within two (2) years of indictment (or later if any state or federal agency is actively prosecuting such felony), such options shall be reinstated),

(b)    fraud, misappropriation, or embezzlement that would warrant termination from the Company or its subsidiaries based upon the existing policies of the Company and its subsidiaries then in effect,

(c)    failure or refusal, after reasonable notice, to perform the material duties of such person’s office,

(d)    drug or alcohol abuse that would warrant termination from the Company or its subsidiaries based upon the existing policies of the Company and its subsidiaries then in effect,

(e)    any willful misconduct or willful acts that materially impair the assets of operations of the Company and its subsidiaries, taken as a whole,

(f)    acts of discrimination or sexual harassment that would warrant termination from the Company or its subsidiaries based upon the existing policies of the Company and its subsidiaries then in effect,

(g)    public statements disparaging the Company that are likely to cause material damage to the Company and its subsidiaries, taken as a whole.

“Change in Control” means the occurrence of one of the following events:

(a)    any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (for the purposes of this clause, such person shall be deemed to beneficially own any voting stock of a person held by any other person (the “parent entity”), if such person is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of such parent entity) or such person or group has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company;

(b)    the sale of all or substantially all the assets of the Company to another person, or, the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or if the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of the Company are changed into or exchanged for cash, securities, or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee; or

(c)    the Company is dissolved or liquidated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“Contingent Tranche A Stock Options” has the meaning set forth in Section 5.3.

“Contingent Tranche A1-A3(b) Stock Options” has the meaning set forth in Section 5.3.

“Contingent Tranche A1-A3(c) Stock Options” has the meaning set forth in Section 5.3.

“Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercised Options” has the meaning set forth in Section 9.5.

“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

“Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, (i) if the Common Stock is listed on any national securities exchange or quoted on the Nasdaq National Market or Nasdaq Small Cap Market, weighted average of the closing sales price of the Common Stock on such exchange or market on the five (5) trading days immediately preceding the date of grant; or (ii) otherwise, the fair market value as determined by the Board of Directors of the Company, which determination shall be subject to approval by the Required Lenders; provided, further, that should the Required Lenders not approve the determination of Fair Market Value, any dispute with regard to such valuation determinations shall be resolved by a neutral valuation firm of national standing approved by the Required Lenders; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

“Good Reason” means termination of employment by a Participant if (x) (a) such Participant’s annual base salary is materially reduced without Cause (unless there is a reduction in the base salary of substantially all comparably positioned employees or unless such Participant consents) or (b) the requirements of such person’s job materially and adversely are changed without Cause and without such Participant’s consent (including, without limitation, the relocation of the Participant’s place of employment to a location beyond 75 miles of his or her then current place of employment) and (y) such Participant terminates his or her position within 90 days of either (x)(a) or (x)(b) and states that the purpose for such termination is the events stated in (x)(a) or (x)(b).

“Houlihan Note” has the meaning set forth in the Senior Credit Agreement.

“Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

“Initial Grant Date” has the meaning set forth in Section 6.1.1.

“Non-Contingent Stock Options” has the meaning set forth in Section 6.5.

“Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

“Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

“Option Shares” has the meaning set forth in Section 3.2.

“Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

“Participants” has the meaning set forth in Section 3.3.1.

“Plan” has the meaning set forth in Section 1.1.

“Reload Number” has the meaning set forth in Section 9.5.

“Reload Option” has the meaning set forth in Section 9.5.

“Required Lenders” has the meaning given such term in the Senior Credit Agreement.

“Restricted Stock” has the meaning set forth in Section 3.2.

“Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

“Second Grant Date” has the meaning set forth in Section 6.1.1.

“Senior Credit Agreement” has the meaning set forth in Section 5.3.

“Shares” has the meaning set forth in Section 3.2.

“Stock Options” has the meaning set forth in Section 3.2.

“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

“Tranche A Optionees” has the meaning set forth in Section 5.1.1.

“Tranche A Stock Options” has the meaning set forth in Section 5.1.1.

“Tranche A1 Exercise Price” has the meaning set forth in Section 6.1.2.

“Tranche A2 Exercise Price” has the meaning set forth in Section 6.2.2.

“Tranche A3 Exercise Price” has the meaning set forth in Section 6.3.2.

“Tranche B Exercise Price” has the meaning set forth in Section 6.4.

“Tranche A1 Stock Options” has the meaning set forth in Section 5.1.2.

“Tranche A1(a) Stock Options” has the meaning set forth in Section 5.1.2.

“Tranche A1(b) Stock Options” has the meaning set forth in Section 5.1.2.

“Tranche A1(c) Stock Options” has the meaning set forth in Section 5.1.2.

“Tranche A2 Stock Options” has the meaning set forth in Section 5.1.3.

“Tranche A2(a) Stock Options” has the meaning set forth in Section 5.1.3.

“Tranche A2(b) Stock Options” has the meaning set forth in Section 5.1.3.

“Tranche A2(c) Stock Options” has the meaning set forth in Section 5.1.3.

“Tranche A3 Stock Options” has the meaning set forth in Section 5.1.4.

“Tranche A3(a) Stock Options” has the meaning set forth in Section 5.1.4.

“Tranche A3(b) Stock Options” has the meaning set forth in Section 5.1.4.

“Tranche A3(c) Stock Options” has the meaning set forth in Section 5.1.4.

“Tranche A4 Stock Options” has the meaning set forth in Section 5.1.5.

“Tranche B Stock Options” has the meaning set forth in Section 5.2.

“Tranche B1 Stock Options” has the meaning set forth in Section 5.2.

“Tranche B2 Stock Options” has the meaning set forth in Section 5.2.

“Tranche B3 Stock Options” has the meaning set forth in Section 5.2.

ARTICLE III

PLAN ADMINISTRATION, SHARES AND PARTICIPATION

Section 3.1    Administration.

3.1.1    The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States, (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate and (viii) delegate to employees of the Company and outside consultants such tasks and responsibilities as are related to the administration of day-to-day aspects of the Plan. Decisions of the Committee on all matters relating to the Plan shall be in the

Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

3.1.2    The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

Section	3.2 Shares Available For The Plan.

Subject to (i) the restrictions on grant and exercise described in Articles VI and VII and (ii) to adjustments as provided in Section 11.5 hereof, an aggregate of 6,190,120 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan, including an aggregate of 1,250,000 Shares of restricted stock (the “Restricted Stock”) and an aggregate of 4,940,120 Shares (the “Option Shares”) that may be issued upon the exercise of stock options (the “Stock Options”). In order to be able to provide proper incentives to Plan Participants in connection with the achievement of the Company’s business objectives as established by the Board of Directors, the Committee may, in its discretion, grant Stock Options in separate tranches or series having different terms of, among other things, vesting and exercise such that the aggregate number of shares of Common Stock that may be purchased pursuant to Stock Options granted and outstanding at any time, based on the amount of Shares described on the face of such Stock Options, may exceed the number of Option Shares authorized pursuant to this Plan; provided, that the aggregate number Shares that may be issued upon complete exercise of all series and tranches of stock options in accordance with their terms shall not exceed the number of Option Shares authorized by this Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. Except as otherwise provided in this Plan, if any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan.

Section	3.3 Participation.

3.3.1    Participation in the Plan shall be limited to those officers and employees of the Company and its Subsidiaries selected by the Committee (including participants located outside the United States) (the “Participants”). Nothing in the Plan or in any grant thereunder shall confer any right on a Participant to continue in the employ as an officer of the Company or shall interfere in any way with the right of the Company to terminate the employment or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee. Such individuals to whom grants are made pursuant to this Plan being sometimes herein called “optionees” or “grantees,” as the case may be.

3.3.2    Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock awards may be granted to such persons and for such number of Shares as the Committee shall determine. Determinations of grants made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that type to such Participant in that year or subsequent years.

ARTICLE IV

RESTRICTED STOCK

Section 4.1    Restricted Stock.  The Committee may grant shares of Restricted Stock to eligible Participants. Each grant of Restricted Stock shall specify the applicable restrictions on such Shares, the duration of such restrictions and the time or times at which such restrictions shall have with respect to all or a specified number of Shares that are part of the grant.

Section 4.2    Purchase Price; Certificates; Rights of Holder.  Each Restricted Stock grantee will be required to pay the Company the aggregate par value of any Shares of Restricted Stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of Restricted Stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of Restricted Stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the Participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the Participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such Participant’s Restricted Stock shall be subject to the same restrictions as then in effect for the restricted stock.

Section 4.3    Vesting.  The Restricted Stock shall vest as follows: (i) fifty percent (50%) of the Restricted Stock on February 15, 2004 and (ii) fifty percent (50%) on or after January 15, 2005.

ARTICLE V

STOCK OPTIONS

Section 5.1    Tranche A Stock Options.

5.1.1    General.  The Committee may grant options to purchase shares of Common Stock (the “Tranche A Stock Options”) to eligible Participants (the “Tranche A Optionees”). The Tranche A Stock Options shall consist of four (4) series of stock options: Tranche A1 Stock Options, Tranche A2 Stock Options, Tranche A3 Stock Options, and Tranche A4 Stock Options, respectively, as each such series, including each sub-series thereof, is more fully described below; provided, that the total number of Option Shares that may be issued upon exercise of the Tranche A Stock Options shall not exceed 3,742,515 shares of Common Stock in the aggregate.

5.1.2    Tranche A1 Stock Options.  The Committee may grant options to the Tranche A Optionees to purchase up to 1,133,787 shares of Common Stock in the aggregate (the “Tranche A1 Stock Options”) in three series of stock options (the “Tranche A1(a) Stock Options”, “Tranche A1(b) Stock Options” and “Tranche A1(c) Stock Options”, respectively).

5.1.3    Tranche A2 Stock Options.  The Committee may grant options to the Tranche A Optionees to purchase up to 1,133,787 shares of Common Stock in the aggregate (the “Tranche A2 Stock Options”) in three series of stock options (the “Tranche A2(a) Stock Options”, “Tranche A2(b) Stock Options” and “Tranche A2(c) Stock Options”, respectively).

5.1.4    Tranche A3 Stock Options.  The Committee may grant options to the Tranche A Optionees to purchase up to 1,133,787 shares of Common Stock in the aggregate (the “Tranche A3 Stock Options”) in three series of stock options (the “Tranche A3(a) Stock Options”, “Tranche A3(b) Stock Options” and “Tranche A3(c) Stock Options”, respectively).

5.1.5    Tranche A4 Stock Options.  The Committee may grant options to purchase up to 748,503 shares of Common Stock in the aggregate (the “Tranche A4 Stock Options”) as set forth in Article VII herein.

Section 5.2    Tranche B Stock Options.  Subject to the restriction set forth in Section 6.4.1 herein, the Committee may from time to time grant to eligible Participants options to purchase up to 1,360,544 shares of Common Stock in the aggregate (the “Tranche B Stock Options”) in three series of stock options (the “Tranche B1 Stock Options”, “Tranche B2 Stock Options” and “Tranche B3 Stock Options”, respectively).

Section 5.3    Contingent Stock Options.  The terms of exercise applicable to the Tranche A1(b) Stock Options, Tranche A2(b) Stock Options, Tranche A3(b) Stock Options (collectively, the “Contingent Tranche A1-A3(b) Stock Options”), the Tranche A1(c) Stock Options, Tranche A2(c) Stock Options, and Tranche A3(c) Stock Options (together, the “Contingent Tranche A1-A3(c) Stock Options”, and together with the Contingent Tranche A1-A3(b) Stock Options, the “Contingent Tranche A Stock Options”), the Tranche A4 Stock Options, the Tranche B2 Stock Option and the Tranche B3 Stock Options shall be contingent upon the satisfaction by the Company, pursuant to the Second Amended and Restated Credit Agreement, dated December 12, 2003 (the “Senior Credit Agreement”), among certain subsidiaries of the Company and the Lenders and agents named therein, of certain conditions relating to the repayment of its commitments, including all accrued and unpaid interest and the Success Fee, as defined in the Senior Credit Agreement (collectively, the “Bank Commitments”), as more fully described in Article VII herein.

ARTICLE VI

NON-CONTINGENT STOCK OPTIONS

Section 6.1    Tranche A1(a) Stock Options.

6.1.1    Grant Dates.  The Committee may grant Tranche A1(a) Stock Options as follows: (i) on or after the Effective Date (such grant date, the “Initial Grant Date”), the Committee may grant Tranche A1(a) Stock Options representing the right to purchase up to 499,002 shares of Common Stock in the aggregate; and (ii) on or after the first anniversary of the Effective Date (the “Second Grant Date”), the Committee may grant Tranche A1(a) Stock Options representing the right to purchase up to 499,002 shares of Common Stock in the aggregate.

6.1.2    Exercise Price.  The exercise price for all Tranche A1 Stock Options shall be $0.49 per share (the “Tranche A1 Exercise Price”).

Section 6.2    Tranche A2(a) Stock Options.

6.2.1    Grant Dates.  The Committee may grant Tranche A2(a) Stock Options as follows: (i) on or after the Initial Grant Date, the Committee may grant Tranche A2(a) Stock Options representing the right to purchase up to 499,002 shares of Common Stock in the aggregate and (ii) on or after the Second Grant Date, the Committee may grant Tranche A2(a) Stock Options representing the right to purchase up to 499,002 shares of Common Stock in the aggregate.

6.2.2    Exercise Price.  The exercise price for the Tranche A2 Stock Options (the “Tranche A2 Exercise Price”) shall be determined as follows: (i) for grants on the Initial Grant Date, the exercise price shall be the Fair Market Value of the Common Stock as of the Initial Grant Date and (ii) for grants on the Second Grant Date, the exercise price shall be equal to the greater of (x) the Fair Market Value of the Common Stock as of the Initial Grant Date and (y) the Fair Market Value of the Common Stock as of the Second Grant Date.

Section 6.3    Tranche A3(a) Stock Options.

6.3.1    Grant Dates.  The Committee may grant Tranche A3(a) Stock Options as follows: (i) on or after the Effective Date, the Committee may grant Tranche A3(a) Stock Options representing the right to purchase up to 499,002 shares of Common Stock in the aggregate and (ii) on or after the Second Grant Date, the Committee may grant Tranche A3(a) Stock Options representing the right to purchase up to 499,002 shares of Common Stock in the aggregate.

6.3.2    Exercise Price.  The exercise price for the Tranche A3 Stock Options (the “Tranche A3 Exercise Price”) shall be determined as follows: (i) for grants on the Initial Grant Date, the exercise price shall be 115% of the Fair Market Value of the Common Stock as of the Initial Grant Date and (ii) for grants on the Second Grant Date, the exercise price shall be equal to the greater of (x) the 115% of the Fair Market Value of the Common Stock as of the Initial Grant Date and (y) the Fair Market Value of the Common Stock as of the Second Grant Date.

Section 6.4    Tranche B1 Stock Options.

6.4.1    General.  The Committee may from time to time grant to eligible Participants Tranche B1 Stock Options representing the right to purchase up to 1,197,605 shares of Common Stock in the aggregate; provided that, if at any time the Houlihan Note is outstanding and unpaid, or if the Houlihan Note has been converted into Common Stock of the Company in accordance with its terms, the Committee may only grant Tranche B1 Stock Options representing the right to purchase 996,659 shares of Common Stock in the aggregate.

6.4.2    Exercise Price.  The exercise price (the “Tranche B Exercise Price”) for Tranche B Stock Options shall be equal to the Fair Market Value of the Common Stock as of the date of grant thereof.

Section 6.5    Vesting.  The Tranche A1(a) Stock Options, Tranche A2(a) Stock Options, Tranche A3(a) Stock Options and Tranche B1 Stock Options (together, the “Non-Contingent Stock Options”) may only be exercised to the extent they have become vested. The Non - Contingent Stock Options shall vest in increments of 33 1/3% commencing on the respective date of grant and on each eighteen (18) month anniversary thereof.

Section 6.6    Termination Date.  In no event shall any part of the Non-Contingent Stock Options be exercisable after the tenth anniversary of the Termination Date (defined below).

ARTICLE VII

CONTINGENT STOCK OPTIONS

Section	7.1 Tranche A4 Stock Options.

7.1.1    General.  The Committee may grant Tranche A4 Stock Options to the Tranche A Optionees at an exercise price of $0.001 per share as follows: (i) on the Effective Date, the Committee may grant Tranche A4 Stock Options representing the right to purchase up to 374,252 shares of Common Stock and (ii) on the first anniversary of the Effective Date, the Committee may grant Tranche A4 Stock Options representing the right to purchase up to 374,251 shares of Common Stock in the aggregate.

7.1.2    Exercise.  The Tranche A4 Stock Options may only be exercised if, as of the second anniversary of the Effective Date (the “Bank Determination Date”), the Company has satisfied certain conditions relating to the repayment of the Bank Commitments as follows:

(a)    if the Bank Commitments have been permanently repaid by one hundred percent (100%) by the Bank Determination Date, then all of the Tranche A4 Stock Options shall become exercisable; and

(b)    if the Bank Commitments have been permanently repaid by at least fifty percent (50%) but less then one hundred percent (100%) by the Bank Determination Date, then (x) fifty percent (50%) of the Tranche A4 Stock Options may be exercised such that up to 374,252 shares of Common Stock may be issued pursuant to such exercise and (y) the remaining fifty percent (50%) of Tranche A4 Stock Options shall be forfeited.

7.1.3    Forfeiture.  If less than fifty percent (50%) of the Bank Commitments have been permanently repaid by the Bank Determination Date, then all of the Tranche A4 Stock Options shall be forfeited as of such date. Notwithstanding anything contained herein to the contrary, if any Tranche A4 Stock Options are forfeited pursuant to this Section 7.1.3, then such forfeited option shares shall not thereafter be available for further grants under this Plan.

7.1.4    Termination Date.  In no event shall any part of the Tranche A4 Stock Options be exercisable after the fifth anniversary of the date of grant thereof.

Section 7.2    Contingent Tranche A Stock Options.

7.2.1    Grant Dates.  The Committee may grant Contingent Tranche A Stock Options as follows:

(a)    on or after the Initial Grant Date, the Committee may grant Contingent Tranche A Stock Options representing the right to purchase up to 203,676 shares of Common Stock in the aggregate, consisting of:

(i)	Tranche A1(b) Stock Options representing the right to purchase up to 42,186 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A1 Exercise Price;

(ii)	Tranche A1(c) Stock Options representing the right to purchase up to 25,706 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A1 Exercise Price;

(iii)	Tranche A2(b) Stock Options representing the right to purchase up to 42,186 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A2 Exercise Price;

(iv)	Tranche A2(c) Stock Options representing the right to purchase up to 25,706 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A2 Exercise Price;

(v)	Tranche A3(b) Stock Options representing the right to purchase up to 42,186 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A3 Exercise Price; and

(vi)	Tranche A3(c) Stock Options representing the right to purchase up to 25,706 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A3 Exercise Price.

(b)    On or after the Second Grant Date, the Committee may grant Contingent Tranche A Stock Options representing the right to purchase up to 203,673 shares of Common Stock in the aggregate, consisting of:

(i)	Tranche A1(b) Stock Options representing the right to purchase up to 42,185 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A1 Exercise Price;

(ii)	Tranche A1(c) Stock Options representing the right to purchase up to 25,706 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A1 Exercise Price;

(iii)	Tranche A2(b) Stock Options representing the right to purchase up to 42,185 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A2 Exercise Price;

(iv)	Tranche A2(c) Stock Options representing the right to purchase up to 25,706 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A2 Exercise Price;

(v)	Tranche A3(b) Stock Options representing the right to purchase up to 42,185 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A3 Exercise Price; and

(vi)	Tranche A3(c) Stock Options representing the right to purchase up to 25,706 shares of Common Stock in the aggregate at an exercise price equal to the Tranche A3 Exercise Price.

7.2.2    Vesting.  Subject to the conditions on exercise set forth in Section 7.2.3 below, the Contingent Tranche A Stock Options may only be exercised to the extent they have been vested. The Contingent Tranche A Stock Options shall vest in increments of 33 1/3% commencing on the respective date of grant and on each eighteen (18) month anniversary thereof.

7.2.3    Exercise.  Notwithstanding the satisfaction of any vesting requirements, (i) the Contingent Tranche A1-A3(b) Stock Options may only be exercised if, as of the Bank Determination Date, the Company and its Subsidiaries have repaid less than 100% of the Bank Commitments and (ii) the Contingent Tranche A1-A3(c) Stock Options may only be exercised if, as of the Bank Determination Date, the Company and its Subsidiaries have permanently repaid less than 50% of the Bank Commitments. Notwithstanding anything contained herein to the contrary, if any Contingent Tranche A Stock Options are forfeited pursuant to this Section 7.2.3, then such forfeited option shares shall not thereafter be available for further grants under this Plan.

Section 7.3    Contingent Tranche B Stock Options.

7.3.1    The Committee may from time to time grant Tranche B2 Stock Options to purchase up to 101,245 shares of Common Stock in the aggregate and Tranche B3 Stock Options to purchase up to 61,694 shares of Common Stock in the aggregate, in each case, at the Tranche B Exercise Price.

7.3.2    Vesting.  Subject to the conditions on exercise set forth in Section 7.3.3 below, the Tranche B2 Stock Options and Tranche B3 Stock Options may only be exercised to the extent they have been vested. The Tranche B2 Stock Options and Tranche B3 Stock Options shall each vest in increments of 33 1/3% commencing on the respective date of grant and on each eighteen (18) month anniversary thereof; provided, that in the case of grants of Tranche B2 Stock Options or Tranche B3 Stocks on the Initial Grant Date the first increment of such options may not vest until the date that is three (3) months after the date of such grant.

7.3.3    Exercise.  Notwithstanding the satisfaction of any vesting requirements, (i) the Tranche B2 Stock Options may only be exercised if, as of the Bank Determination Date, the Company and its Subsidiaries have repaid less than 100% of the Bank Commitments and (ii) the Tranche B3 Stock Options may only be exercised if, as of the Bank Determination Date, the Company and its Subsidiaries have permanently repaid less than 50% of the Bank Commitments. Notwithstanding anything contained herein to the contrary, if any Tranche B Stock Options are forfeited pursuant to this Section 7.3.3, then such forfeited option shares shall not thereafter be available for further grants under this Plan.

ARTICLE VIII

FORM; PAYMENT

Section 8.1    Form of Stock Option Grants.

8.1.1    Grants of Stock Options may, in the Committee’s discretion, be in the form of Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant options to purchase a number of shares of Common Stock in excess of 50% of the total number of Shares authorized under the Plan pursuant to Section 3.2.

8.1.2    It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

Section 8.2    Payment for Stock Options.

8.2.1    Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

8.2.2    In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

8.2.3    In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

8.2.4    If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

ARTICLE IX

ADDITIONAL VESTING AND FORFEITURE PROVISIONS

Section 9.1    Death or Disability.  If a participant ceases to be an officer or employee of the Company and any Subsidiary due to death or Disability, (i) all of the Participant’s Stock Options to the extent then vested and exercisable, will remain exercisable by such Participant or Participant’s executor or administrator or the person or persons to whom the Stock Option is transferred by will or the applicable law of descent and distribution, as applicable, for the lessor of (i) a one year period ending with the first anniversary of the Participant’s death or Disability or (ii) the period ending on the latest date on which the Stock Option could have been exercised without regard to this Section 9.1 and shall thereupon terminate and (ii) all of the Participant’s Restricted Stock and Stock Options to the extent not already fully vested and, in the case of Stock Options, exercisable, will be forfeited. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

Section 9.2    Retirement.  If a Participant ceases to be an officer or employee of, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the Participant’s Stock Options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the Stock Options; provided that the Participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the Participant’s Stock Options that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such Stock Options may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

Section 9.3    Mandatory Forfeiture.  If a Participant ceases to be an officer or employee of the Company or a Subsidiary (i) as a result of termination by the Company or such Subsidiary for Cause or (ii) upon voluntary termination by such participant without Good Reason, then, in each case, all of the Participant’s unvested Restricted Stock and all of the Participant’s Stock Options

shall expire and be forfeited immediately upon such cessation, whether or not, in the case of Stock Options, then exercisable.

Section 9.4    Other Termination.  Unless otherwise determined by the Committee, if a Participant ceases to be an officer or employee of the Company or a Subsidiary for any reason other than as set forth in Sections 9.1, 9.2 and 9.3 above, (A) all of the Participant’s Stock Options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Stock Options; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the Participant’s Stock Options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

Section 9.5    Change in Control.

9.5.1    Upon any Change of Control effected solely for cash consideration, (A) all Restricted Stock and Stock Options shall immediately become fully vested and, in the case of Stock Options, exercisable and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Common Stock, shall be accelerated, immediately prior to the Change of Control and (ii) upon consummation of such Change of Control all Awards then outstanding and requiring exercise shall be forfeited unless assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence.

9.5.2    Upon any Change of Control where the consideration is a combination of cash and securities, (x) the percentage amount of unvested Restricted Stock and Stock Options that shall become immediately vested and, in the case of Stock Options, exercisable shall be equal to the percentage amount that cash consideration represents to the total consideration used in connection with such Change of Control and (y) the percentage amount of unvested Restricted Stock and Stock Options that shall be converted into unvested Restricted Stock and Stock Option of the surviving entity resulting from such Change of Control shall be equal to the percentage amount that securities used as consideration represent to the total consideration used in connection with such Change of Control.

9.5.3    Upon any Change of Control where cash is not used as any form of consideration, all unvested Restricted Stock and Stock Options shall be converted into unvested Restricted Stock and Stock Options of the surviving entity resulting from such Change of Control.

9.5.4    If, following a Change of Control, (A) a holder’s employment is terminated by the Company or the successor to the Company for Cause, or the holder voluntarily leaves the successor to the Company without Good Reason within one year following the effective date of the Change of Control, then all of such holder’s unvested Stock Options and unvested Restricted Stock shall be forfeited upon such termination and/or leave or (B) a holder’s employment is terminated by the Company or the successor to the Company without Cause, or the holder voluntarily leaves the Company or the successor to the Company with Good Reason within two years following the effective date of the Change of Control, then all of such holder’s unvested Options and unvested Restricted Stock shall immediately vest upon such termination or leave.

Section 9.6    Grant of Reload Options.  The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

ARTICLE X

WITHHOLDING TAXES

Section 10.1    Participant Election.  Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of a Stock Option or deliverable upon grant or vesting of Restricted Stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of a Stock Option or the delivery of Restricted Stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10.1, such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 8.2 with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

Section 10.2    Company Requirement.  The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10.1 or this Section 10.2, of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

ARTICLE XI

MISCELLANEOUS

Section 11.1    Written Agreement.  Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee.

Section 11.2    Transferability.  Unless the Committee determines otherwise, no Stock Option or Restricted Stock granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, Stock Option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the Stock Option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Stock Option or Restricted Stock granted under the Plan and transferred as permitted by this Section 11.2, and any transferee of any such Stock Option or Restricted Stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

Section 11.3    Listing, Registration and Qualification.  If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Stock Option or Restricted Stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Stock Option may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

Section 11.4    Transfer of Employee.  The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

Section 11.5    Adjustments.

11.5.1    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 3.2), in the number and kind of Stock Options covered by grants previously made under the Plan, and in the exercise price of outstanding Stock

Options. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Stock Options and Restricted Stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

11.5.2    Without limitation of the foregoing, in connection with any transaction of the type specified by clause (ii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

Section 11.6    Amendment and Termination of the Plan.  The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

Section 11.7    Amendment or Substitution of Awards under the Plan.  The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 11.5, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any Stock Options awarded under the Plan without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

Section 11.8    Commencement Date; Termination Date.  The date of commencement of the Plan shall be December 12, 2003. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on December 12, 2013 (the “Termination Date”). No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

Section 11.9    Severability.  Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

Section 11.10    Governing Law.  The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.